Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors and media:

Susan Eich

For Golf Galaxy, Inc.

612-285-4188

Golf Galaxy to Participate in the Piper Jaffray Consumer Conference June 6

EDEN PRAIRIE, Minn. — May 31, 2006—Golf Galaxy, Inc. (NASDAQ: GGXY), a leading golf specialty retailer, will participate in the 2006 Piper Jaffray Consumer Conference on June 6 in New York. Randy Zanatta, president and chief executive officer, and Rick Nordvold, chief financial officer, will be attending the conference. The company’s presentation is scheduled for Tuesday, June 6, at 2:30pm EST. A webcast of the presentation will be available on the company’s website www.golfgalaxy.com.

About Golf Galaxy

Golf Galaxy, Inc., based in Eden Prairie, Minn., owns and operates golf specialty retail stores. The company currently operates 61 stores in 24 states and an ecommerce website. The company’s Everything for the Game® merchandising strategy offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, a leading direct marketer of golf club components, clubmaking tools and supplies, and technical information, is a wholly owned subsidiary of Golf Galaxy that sells direct to consumers via a catalog and the Internet at www.GolfWorks.com. For more information, visit www.GolfGalaxy.com.

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